Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
Board of Directors and Shareholders of
Home Diagnostics, Inc.
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-138232) of Home Diagnostics, Inc. of our report dated March 21, 2007 relating to the consolidated financial statements, which appears in this Form 10-K.
PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
March 22, 2007